                                                                       EXHIBIT X

                              ASSIGNMENT AGREEMENT

                      This Assignment Agreement is made, executed and delivered under seal of the 11th day of April 1996 by Octagon Capital Canada Corporation, a corporation formed under the laws of Ontario ("Assignor"), to Mees Pierson ICS Limited ("Assignee"), a corporation formed under the laws of the U.K.

                                                     WITNESSETH:

                      WHEREAS Assignor is a party to that certain Agreement (the "Loan Agreement") dated as of April 11, 1996 made between the Assignor, Simmonds Capital Limited ("SCL") and Midland International Limited ("Midland"); and

                      WHEREAS Assignor is a party to that certain Pledge Agreement dated as of April 11, 1996 made by Midland in favor of Assignor (the "Pledge Agreement"); and

                      WHEREAS Assignor is a party to that certain Secured Guarantee dated as of April 11, 1996 made by Midland in favor of Assignor (the "Secured Guarantee"); and

                      WHEREAS Assignor is a party to that certain Security Agreement dated as of April 11, 1996 made by Midland in favor of Assignor (the "Security Agreement"); and

                      WHEREAS Assignor wishes to assign all of its right, title and interest in and under each of the Loan Agreement, the Pledge Agreement, the Secured Guaranty and the Security Agreement (collectively, the "Loan Documents") to Assignee; and

                      WHEREAS pursuant to section 1.3(i) of the Loan Agreement, SCL is obligated to deliver a Debenture of SCL (the "Debenture") in a principal amount of U.S. $3,000,000 to Octagon or as Octagon may direct; and

                      WHEREAS Assignor wishes to authorize and direct SCL to issue and deliver to the Assignee the Debenture issuable pursuant to section 1.3(i) of the Loan Agreement; and

                      WHEREAS Assignor wishes to assign all of its right, title and interest in and to the Collateral (as defined in each of the Loan Documents) and the Pledged Securities (as defined in the Loan Documents) (collectively, the "Secured Property") to the Assignee; and

                      NOW THEREFORE, in consideration of the payment of the sum of U.S. $3,000,000 by Assignee to Assignor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1. Assignor does hereby transfer and assign unto Assignee, its successors and assigns forever, all of its right, title and interest in and to each of the Loan Documents and the Secured Property.

2. Assignor hereby authorizes and directs SCL to issue and deliver to the Assignee the Debenture issuable pursuant to section 1.3(i) of the Loan Agreement and this shall be SCL's good and sufficient authority for so doing.

3. Assignor, for itself and its successors and assigns, covenants and agrees that in the event any of the Loan Documents and any of the Secured Property cannot be transferred or assigned by it without the consent of or notice to a third party and in respect of which any necessary consent or notice has not at the date of delivery of this Assignment Agreement been given or obtained, the beneficial interest in and to the same shall in any event pass hereby to Assignee; and Assignor, for itself and its successors and assigns, consents and agrees to: (a) hold each of the Loan Documents and all of the Secured Property in trust for the benefit of Assignee, its successors and assigns; (b) use its best efforts to obtain and secure a valid transfer of each of the Loan Documents and all of the Secured Property; and (c) make or complete such transfer as soon as reasonably possible.

4. Assignor, for itself and its successors and assigns, further covenants and agrees without further expense to Assignee that it will, from time to time at the request of Assignee, execute, acknowledge, seal and deliver all such other instruments and documents, pay all legal and other fees, and do all such other things necessary to effectuate the transfer and assignment of each of the Loan Documents and the Secured Property to Assignee.

5. The Assignment Agreement and the covenants and agreements contained herein shall be binding upon Assignor, its successors and assigns and shall inure to the benefit of Assignee, its successors and assigns. The covenants of Assignor contained herein will survive the execution and delivery of this Assignment Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                      IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed and delivered under seal by a duly-authorized officer as of the date first above written.

                                                 OCTAGON CAPITAL CANADA

                                                 CORPORATION

                                                 By /s/ Paul Davis
                                                    ---------------------------
                                                          Name:
                                                          Title:

AGREED AND ACCEPTED:

SIMMONDS CAPITAL LIMITED

By /s/ David C. O'Kell
   -----------------------------
         Name:
         Title:

MIDLAND INTERNATIONAL CORPORATION

By /s/ David C. O'Kell
   -----------------------------
         Name:
         Title: